Platinum Energy Resources, Inc. Announces Appointment of Lisa Meier as Chief Financial Officer and Division President

NEW YORK, NY - August 11, 2008 -- Platinum Energy Resources, Inc. ("Platinum Energy") (PGRIU.OB) (PGRI.OB) (PGRIW.OB), today announced the appointment of Ms. Lisa Meier as Chief Financial Officer and Treasurer of Platinum Energy. Ms. Meier will also serve as President of the Company’s newly created services and infrastructure division, Platinum Services and Infrastructure, Inc.

Ms. Meier has served as Chief Financial Officer of NYSE-listed Flotek Industries, Inc. (NYSE: FTK), since April 2004 and was subsequently promoted to Vice President in January 2005 and Senior Vice President in July 2007. Flotek is an oilfield services company specializing in innovative production chemicals and down-hole drilling and production equipment. Over the last five years, Ms. Meier has been instrumental in Flotek's growth through the completion of 12 acquisitions, as well as the oversight of equity and credit capital expansions. Based on her performance she was named the 2007 Chief Financial Officer of the Year by the Houston Business Journal.

Prior to being named Chief Financial Officer of Flotek in 2004, Ms. Meier held various accounting, finance, SEC reporting and risk management positions for three Fortune 500 companies and in the energy audit practice at PricewaterhouseCoopers. Ms. Meier is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and Financial Executives International. Ms. Meier holds Bachelor of Business Administration and Masters of Accountancy degrees from the University of Texas.

Ms. Meier serves on the board of directors of AMEX-listed Northern Oil and Gas, Inc., (AMEX: NOG), an exploration and production company focused in the Bakken formation and throughout the Rocky Mountain region. She serves as chairman of the audit committee and compensation committee.

Barry Kostiner, Chief Executive Officer of Platinum stated, “We are very excited to bring Ms. Meier on board. We expect that Lisa will play a leading role in guiding the strategy of the company with respect to finance, accounting, acquisitions and investor relations. By combining her experience at Flotek with the intellectual capital of Maverick, we anticipate pursuing accretive acquisitions and diversifying Platinum’s business. Additionally, we believe that Lisa’s financing and investor relations experience should enhance the value of the core E&P business. Her experience will prove invaluable as we seek to secure capital to aggressively grow the asset base, and effectively communicate the value of these assets to our investors.”

About Platinum Energy

Platinum, based in Houston, Texas, is an oil and gas exploration and production company with approximately 37,000 acres under lease in relatively long-lived fields with well established production histories and is currently engaged in drilling, developing and exploiting these properties to provide long-term growth in stockholder value. Platinum's strategy calls for the use of hedge financing to maximize profit and reduce risk resulting from volatile energy markets.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue," "intend" or similar expressions. Forward looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this press release may include statements about future financial and operating results. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. In any forward-looking statement in which Platinum expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. All forward-looking statements included in this press release are based on information available to Platinum on the date hereof. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: volatility of oil and gas prices, the need to develop and replace reserves, the substantial capital expenditures required to fund operations, exploration risks, uncertainties about estimates of reserves, competition, government regulation, costs and results of drilling new projects, and mechanical and other inherent risks associated with oil and gas production.; as well as other relevant risks detailed in Platinum's filings with the Securities and Exchange Commission. Platinum does not assume any obligation to update the information contained in this press release.

Contact:
Thomas J. Rozycki, Jr.
CJP Communications for
Platinum Energy Resources, Inc.
Public & Investor Relations
212-279-3115 x208
trozycki@cjpcom.com